UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

PAB BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, GA	31602
(Address of principal executive offices)	(Zip Code)

(229) 241-2775
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 31, 2009, Thompson Kurrie, Jr. was appointed as a director of PAB Bankshares Inc. (the “Company”) and its wholly owned subsidiary, The Park Avenue Bank (the “Bank”).  There was no arrangement or understanding between Mr. Kurrie and any other person pursuant to which he was selected as a director.  Mr. Kurrie has not been named to any committees of the Board of Directors at this time and the Company has not determined to which, if any, committees of the Board of Directors Mr. Kurrie will be named.  Mr. Kurrie will stand for election at the annual meeting of shareholders in June 2009.

Mr. Kurrie, 60, is a partner practicing in the areas of corporate and banking law and commercial real estate development with Coleman Talley LLP where he has been a partner since 1986.  Prior to joining Coleman Talley LLP, Mr. Kurrie was a tax partner with Price Waterhouse Coopers, an Assistant Professor of Accounting and Taxation at Valdosta State University, and the Chief Financial Officer and Treasurer of Griffin Corporation.  Mr. Kurrie received his Bachelor of Business Administration degree from Emory University, his Masters of Business Administration from Georgia State University and his Juris Doctor degree from Emory Law School.

Coleman Talley LLP provides legal services to the Company and the Bank.  Mr. Kurrie has served as counsel to the Company and the Bank and previously served as a member of the Board of Directors of the Company and the Bank from 1989 to January 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

PAB BANKSHARES, INC.

By:	/s/ Donald J. Torbert, Jr.
Name:	Donald J. Torbert, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date:  April 3, 2009